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                           [QUARLES & BRADY LLP LETTERHEAD]




                                   December 23, 1998




The Catholic Alliance Funds, Inc.
1100 West Wells Street
Milwaukee WI  53233

Gentlemen:

     In connection with the registration of The Catholic Alliance Funds, Inc., a Maryland corporation (the "Fund"), as an open-end management investment company under the Investment Company Act of 1940 ("1940 Act"), and the registration under the Securities Act of 1933 ("1933 Act") of an indefinite number of the Fund's shares of common stock, $0.001 par value per share ("Common Stock"), you have requested that we furnish you with the following opinion and consent which we understand is to be used in connection with and filed as an exhibit to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about December 28, 1998.

     We understand that the Common Stock will be offered to the public in the manner and on the terms identified and referred to in the Registration Statement. For purposes of rendering this opinion, we have examined originals or copies of such documents as we have considered necessary, including those listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     The documents we have examined include, without limitation:

          1. The Registration Statement of the Fund on Form N-1A which is to be filed with the Securities and Exchange Commission contemporaneously with the filing of this opinion and consent; and

          2. The Articles of Incorporation filed with the Department of Assessments and Taxation for the State of Maryland on December 17, 1998.


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The Catholic Alliance Funds, Inc.
December 23, 1998
Page 2

     Based upon and subject to the foregoing, after having due regard to such issues of law as we have deemed relevant, and assuming that:

          A. The Registration Statement becomes and remains effective, and the Prospectus which is a part thereof and your Prospectus delivery procedures with respect thereto fulfill all of the requirements of the 1933 Act and the 1940 Act throughout all periods relevant to this opinion;

          B. All offers and sales of the Fund's Common Stock are made in compliance with the terms of the Registration Statement; and

          C. All offers and sales of the Fund's Common Stock are made in compliance with the blue sky laws of the states having jurisdiction thereof.

we are of the opinion that the Fund's Common Stock, when issued, will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the identification of our firm in the Prospectus and Statement of Additional Information constituting a part thereof as legal counsel to the Fund.

                                   Very truly yours,



                                   QUARLES & BRADY LLP